ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION





     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST: The name of the corporation is

                             WORLD ENVIROTECH, INC.

         SECOND: The following amendment to the Articles of Incorporation was adopted on May 18, 1994, as prescribed by the Colorado Corporation Act, in the manner marked with an X below:

                   X        Such amendment was adopted by a unanimous
                 -----      vote of the shareholders. The number of
                            shares voted for the amendment was
                            sufficient for approval.

                            The corporation shall be authorized to issue
                            50,000,000 common shares @ $.0001 per share.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

      None.

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

      None.



                                          WORLD ENVIROTECH, INC.



                                            By: /s/ Carl L. Urich
                                               ---------------------------------
                                                 President


                                            and /s/ Edna G. Urich
                                                --------------------------------
                                                 Secretary/Treasurer

STATE OF COLORADO       )
                        ) SS.
COUNTY OF JEFFERSON     )

     The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Carl L. Urich as President and Edna G. Urich as Secretary/Treasurer of World Envirotech, Inc., a Colorado corporation, this 15th day of June, 1994.

         My Commission expires:
              2/24/98                                /s/ Candi M. Cole
                                                     --------------------------
                                                     Notary Public
                                                     10200 W. 44th Ave. #400
                                                     Wheat Ridge, CO  80033